UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2022
OWLET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39516	85-1615012
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 North Ashton Boulevard,	Suite 300,	Lehi,	UT	84043
(Address of principal executive offices) (Zip Code)

(844) 334-5330
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OWLT	New York Stock Exchange
Warrants to purchase Common Stock	OWLT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                        Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 17, 2022, Owlet, Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). The Company’s shareholders voted on two proposals at the Annual Meeting, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 2, 2022. The final voting results for each proposal considered and voted upon at the Annual Meeting, as certified by the Company’s independent inspector of election, are set forth below.

Election of Directors

The Company’s shareholders elected each of the two nominees for Class I director to serve until the 2025 annual meeting of shareholders and until his successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Voting results for the nominees were as follows:

Nominee	For	Against	Abstentions	Broker Non-Votes
Zane M. Burke	58,196,881	1,289,416	12,577	5,950,226
John C. Kim	58,196,963	1,289,346	12,565	5,950,226

Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2022

The Company’s shareholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. There were no broker non-votes on this matter. The voting results for this proposal were as follows:

For	Against	Abstentions	Broker Non-Votes
62,845,568	2,574,681	28,851	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWLET, INC.

Date: June 23, 2022	By:	/s/ Kathryn R. Scolnick
Kathryn R. Scolnick
Chief Financial Officer